Exhibit 4.1

Number		Shares

MS-
MISCOR GROUP, LTD.
	INCORPORATED UNDER THE LAWS OF THE STATE OF INDIANA	CUSIP 60477P 20 1
	COMMON STOCK	SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES that

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, WITHOUT PAR VALUE OF
MISCOR GROUP, LTD., transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate property endorsed.  The certificate and the shares represented hereby are subject to all the terms, conditions and limitations of the Articles of Incorporation and Code of By-Laws of the Corporation, including all amendments thereto and supplements thereof.  Any transferee of this Certificate should consult the Corporation’s Articles of Incorporation and Code of By-Laws with respect to any such restrictions, including any amendments thereto which may restrict the rights of the holder of this Certificate and may be adopted by the Corporation at a date later than the date this Certificate is issued.  This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by the facsimile signatures of its duly authorized officers and its Corporate Seal to be hereunto affixed.

DATED:	MISCOR GROUP, LTD.
SEAL
INDIANA
/s/ James M. Lewis		/s/ John A. Martell
JAMES M. LEWIS, SECRETARY		JOHN A. MARTELL, PRESIDENT and CEO

MISCOR GROUP, LTD.

A FULL STATEMENT OF THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES, AND LIMITATIONS APPLICABLE TO EACH CLASS OF SHARES AND THE VARIATIONS IN RIGHTS, PREFERENCES, AND LIMITATIONS DETERMINED FOR EACH SERIES (AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE VARIATIONS OF FUTURE SERIES) OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE WILL BE FURNISHED, WITHOUT CHARGE, TO ANY SHAREHOLDER UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-as tenants in common	UNIF GIFT MIN ACT-	________ Custodian ______
TEN ENT-as tenants by the entireties		(Cust) (Minor)
JT TEN-as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors Act______________________ (State)

Additional abbreviations may also be used though not in the above list.

For Value Received, ____________________ do hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OP ASSIGNEE)

Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _________________________________________________________________________ Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated: ___________________________

X

X
NOTICE:	THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed

By:
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.